Exhibit 25.01



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                            ________________________

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                                  13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York               10043
(Address of principal executive office)           (Zip Code)
                             _______________________

                            COMMERCIAL CREDIT COMPANY
               (Exact name of obligor as specified in its charter)

Delaware                                               52-0883351
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

     300 St. Paul Place
     Baltimore, Maryland                               21202
(Address of principal executive offices)               (Zip Code)

                            _________________________

                                 Debt Securities
                       (Title of the indenture securities)








































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Item 1.General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                    Address
          ----                                    -------
          Comptroller of the Currency             Washington, D.C.

          Federal Reserve Bank of New York        New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation   Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2.Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16.  List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.


























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          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 1995 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                               __________________


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of January, 1995.



                                   CITIBANK, N.A.

                                   By    /s/P. DeFelice
                                        -------------------------
                                        P. DeFelice
                                        Vice President













































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                                Charter No. 1461
                           Comptroller of the Currency
                              Northeastern District
                               REPORT OF CONDITION
                                  CONSOLIDATING
                              DOMESTIC AND FOREIGN
                                 SUBSIDIARIES OF

                                 Citibank, N.A.

          of New York in the State of New York, at the close
          of business on September 30, 1995, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.
                                     ASSETS
                                                  Thousands
                                                  of dollars
          Cash and balances due from de-
           pository institutions:
            Noninterest-bearing balances
            and currency and coin   . . . . . . . $6,902,000
            Interest-bearing balances . . . . . .  8,779,000
          Held-to-maturity securities . . . . . .  3,975,000
          Available-for-sale securities . . . . . 12,437,000
          Federal funds sold and securities
           purchased under agreements to
           resell in domestic offices of the
           bank and of its Edge and Agree-
           ment subsidiaries, and in IBFs:
           Federal funds sold       . . . . . . .  5,190,000
           Securities purchased under
           agreements to resell     . . . . . . .    669,000
          Loans and lease financing receiv-
           ables:
            Loans and Leases, net of un-
             earned income         $139,073,000
            LESS: Allowance for loan
             and lease losses         4,431,000
                                   ------------
          Loans and leases, net of un-
           earned income, allowance,
           and reserve    . . . . . . . . .      134,642,000
          Trading assets  . . . . . . . . . . . . 30,767,000
          Premises and fixed assets (includ-
           ing capitalized leases)  . . . . . . .  3,413,000
          Other real estate owned . . . . . . . .  1,215,000
          Investments in unconsolidated
           subsidiaries and associated com-
           panies         . . . . . . . . . . . .  1,107,000
          Customers' liability to this bank
           on acceptances outstanding . . . . . .  1,650,000
          Intangible assets . . . . . . . . . . .     14,000
          Other assets    . . . . . . . . .        7,263,000
                                                ------------
          TOTAL ASSETS    . . . . . . . . .     $218,023,000
                                                ============


























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                                   LIABILITIES
          Deposits:

           In domestic offices  . . . . . .      $33,593,000
           Noninterest-
            bearing       . . . .   $11,860,000
           Interest-
            bearing       . . . .    21,733,000
                                    -----------
          In foreign offices, Edge and
           Agreement subsidiaries, and
           IBFs           . . . . . . . . .       118,765,000
            Noninterest-
            bearing       . . . .     7,966,000
           Interest-
            bearing       . .       110,799,000
                                    -----------
          Federal funds purchased and se-
           curities sold under agreements
           to repurchase in domestic offices
           of the bank and of its Edge and
           Agreement subsidiaries, and in
           IBFs:
            Federal funds purchased . . . . . . .   1,609,000
            Securities sold under agree-
            ments to repurchase . . . . . . . . .     620,000
          Trading liabilities . . . . . . . . . .  20,592,000
          Other borrowed money:
            With original maturity of one
            year or less  . . . . . . . . . . . .   7,291,000
            With original maturity of more
            than one year . . . . . . . . . . . .   5,225,000
          Mortgage indebtedness and obli-
            gations under capitalized leases  . .     106,000
          Bank's liability on acceptances ex-
            ecuted and outstanding  . . . . . . .   1,659,000
          Subordinated notes and
          debentures      . . . . . . . . . . . .   5,700,000
          Other liabilities . . . . . . . .         7,814,000
                                                 ------------
          TOTAL LIABILITIES . . . . . . . .      $202,974,000
                                                 ============
                                 EQUITY CAPITAL
          Common stock    . . . . . . . . .      $    751,000

          Surplus         . . . . . . . . . . . .   6,718,000
          Undivided profits and capital re-
            serves        . . . . . . . . . . . .   7,855,000
          Net unrealized holding gains (losses)
            on available-for-sale securities . . 269,000 Cumulative foreign currency
            translation adjustments . . . .         (544,000)
                                                 ------------
          TOTAL EQUITY CAPITAL  . . . . . .      $ 15,049,000
                                                 ------------
          TOTAL LIABILITIES, LIMITED-
           LIFE PREFERRED STOCK, AND
           EQUITY CAPITAL . . . . . . . . .      $218,023,000
                                                 ============